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                                                                    Exhibit 99.1

                              NEUBERGER BERMAN INC.

                                605 Third avenue
                              New York, NY 10158

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 March 26, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408


Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Neuberger Berman Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.


                               Very truly yours,

                               Neuberger Berman Inc.

                               /s/ Matthew S. Stadler

                               Matthew S. Stadler
                               Senior Vice President and Chief Financial Officer